UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 29, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)




                      PLANET HOLLYWOOD INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                       00028230               59-3283783
-------------------------------      -----------------    ----------------------
(State or other jurisdiction of      (Commission  File      (I.R.S. Employer
incorporation or organization)            Number)         Identification Number)



                              8669 COMMODITY CIRCLE
                             ORLANDO, FLORIDA 32819
           -----------------------------------------------------------
           (Address of principal executive office, including zip code)


                                 (407) 363-7827
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On October 10, 2000, Planet Hollywood International, Inc. (the "Company"), announced that it had entered into an agreement to sell its remaining one-third equity interest in Planet Hollywood (Asia) Pte Ltd. ("PHA") to Star East Holdings Limited, a company listed on the Stock Exchange of Hong Kong Limited ("Star East"). A copy of the Company's press release relating to the transaction is attached hereto as Exhibit 99.1, and is incorporated by reference.

         On September 29, 2000, the Company entered into an agreement with Star East and Leisure Ventures Pte ("LV") whereby Star East shall acquire approximately 66.67% of the equity interest in PHA presently owned by the Company and LV in exchange for the issuance of 99,141,104 ordinary shares of Star East (the "Consideration Shares"), the Company and LV each receiving 49,570,552 of the Consideration Shares. On September 29, 2000, Star East's ordinary shares closed at HK$0.33 per share. The Consideration Shares will represent approximately 12% of Star East's issued ordinary share capital and will be freely tradeable.

         In connection with the sale, Star East shall also procure the appointment of a nominee of each of the Company and LV to the board of directors of Star East. Completion of the agreement is conditional upon the fulfillment of the following conditions: 1) satisfactory completion of the due diligence investigation of PHA by Star East; 2) satisfactory completion of the due diligence investigation of Star East by the Company and LV; and 3) the Stock Exchange of Hong Kong Limited agreeing to grant a listing of and permission to deal in the Consideration Shares.

         Currently, PHA is owned equally by the Company, LV and a wholly-owned subsidiary of Star East. PHA is principally engaged in investment holding, sub-franchising of theme restaurants and the provision of management services in Asia. Star East, the parent corporation to Magnetic Light Profits Limited, a significant shareholder of the Company, is principally engaged in entertainment-related businesses throughout Asia and the Far East, including the franchising of entertainment complexes offering live entertainment and themed cafes, and other merchandising and licensing.

         The transaction is expected to close within the next thirty days.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 11, 2000       PLANET HOLLYWOOD
                                INTERNATIONAL, INC.

                                /s/ CHRISTOPHER R. THOMAS
                                -------------------------------
                                Name: Christopher R. Thomas
                                Title:   President and Chief Financial Officer


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